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                                                               EXHIBIT 99.(a)(3)

                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                       TENDER OF SHARES OF COMMON STOCK

                                      OF

                               UTILX Corporation

                   (Not to Be Used for Signature Guarantees)

  This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) (i) if certificates ("Share Certificates") evidencing shares of common stock (the "Shares") of UTILX Corporation, a Delaware corporation (the "Company"), are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to ChaseMellon Shareholder Services, L.L.C., as Depositary (the "Depositary"), prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram, telex or facsimile transmission to the Depositary and must include guarantee by an Eligible Institution. See Section 3 of the Offer to Purchase (as defined below).

                       The Depositary for the Offer is:

                  [LOGO OF CHASEMELLON SHAREHOLDER SERVICES]
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
              By Mail:                               By Overnight Carrier:                                 By Hand:
ChaseMellon Shareholder Services, L.L.C.     ChaseMellon Shareholder Services, L.L.C.      ChaseMellon Shareholder Services, L.L.C.
      Reorganization Department                    Reorganization Department                       Reorganization Department
            P.O. Box 3301                             85 Challenger Road                                 120 Broadway
     South Hackensack, NJ 07606                        Mail Stop--Reorg                                   13th Floor
                                                   Ridgefield Park, NJ 07660                         New York, N.Y. 10271
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          Facsimile (for Eligible Institutions only): (201) 296-4293
                    To confirm by telephone: (201) 296-4860

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY. THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.
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Ladies and Gentlemen:

  The undersigned hereby tenders to InfrastruX Acquisition, Inc., a Delaware corporation which is a wholly-owned subsidiary of ,InfrastruX Group, Inc., a Washington corporation and a wholly owned subsidiary of Puget Sound Energy, Inc., a Washington corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 30, 2000 (the "Offer to Purchase"), and in the related Letter of Transmittal (which together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures described in
Section 3 of the Offer to Purchase.

Number of Shares: ___________________  Signature(s) of Holders(s)


Dated: ________________________, 2000  _____________________________________

                                       _____________________________________

Certificate Nos. (if available):

_____________________________________  Address; ____________________________


_____________________________________  Zip or Postal Code: _________________

                                       Area Code and Telephone No.: ________
[_] Check box if Shares will be
    delivered by book-entry transfer

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                                   GUARANTEE

                   (Not to be Used for Signature Guarantees)

  The undersigned, a firm which is a member of a registered national securities exchange in the United States, the National Association of Securities Dealers, Inc. or which is a commercial bank or trust company having an office or correspondent in the United States that is a member in good standing of the Securities Transfer Agents Medallion Program or the New York Stock Exchange Guarantee Program or the Stock Exchange Medallion Program or an "Eligible Institution" as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby, guarantees to deliver to the Depositary, Share Certificates evidencing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares, in each case with delivery of a Letter of Transmittal (or facsimile thereof) properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three trading days of The Nasdaq Stock Market's National Market after the date hereof.

  The Eligible Institution that completes this form must communicate the guarantee to the Depository and must deliver the Letter of Transmittal and the Share Certificates to the Depository within the time period shown herein and otherwise in accordance with Instruction 2 of the Letter of Transmittal. Failure to do so could result in a financial loss to such Eligible Institution.

                                       Name Of Firm: _______________________

                                       Address: ____________________________

                                       Zip or Postal Code: _________________

                                       Area Code and Telephone No.: ________

                                       _____________________________________
                                               Authorized Signature

                                       _____________________________________
                                                       Name
                                              (Please type or print)

                                       _____________________________________
                                                       Title

Dated _________________________, 2000

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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